UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 26, 2007

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
1-32970	ALBERTO-CULVER COMPANY (a Delaware corporation) 2525 Armitage Avenue Melrose Park, Illinois 60160 (708) 450-3000	20-5196741

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 26, 2007, Ralph J. Nicoletti, age 49, was appointed Senior Vice President and Chief Financial Officer of Alberto-Culver Company (the “Company”). Prior to accepting this position, Mr. Nicoletti served as Senior Vice President – Corporate Audit of Kraft Foods Inc., one of the world’s largest food and beverage companies, since March 2006. From June 2001 to March 2006, he served as Senior Vice President, Finance – Kraft Foods North America.

Mr. Nicoletti will be paid an annual salary of $450,000 and will receive a one-time payment of $100,000. The $100,000 payment will be repaid to the Company in the event Mr. Nicoletti voluntarily terminates his employment prior to February 26, 2008.

On March 1, 2007, Mr. Nicoletti will be granted (i) options to purchase approximately $1,500,000 of the Company’s common stock (“Common Stock”) calculated by taking $1,500,000 divided by the average of the high and low trading prices of the Common Stock on March 1, 2007 (“Fair Market Value”) and (ii) approximately $500,000 of restricted shares of Common Stock calculated by taking $500,000 divided by the Fair Market Value, in each case rounded to the nearest 100 shares. The stock options shall vest in four equal annual increments beginning on February 29, 2008, expire on February 28, 2017 and will have an exercise price equal to the Fair Market Value. The restricted stock shall vest in four equal annual increments beginning on February 28, 2009.

Mr. Nicoletti will also (i) participate in the Management Incentive Plan for fiscal year 2007 under which he may receive an award of up to 200% of his pro-rated annual salary for fiscal year 2007 and (ii) receive the equivalent of 150 units under terms similar to the 2006 Shareholder Value Incentive Plan. The units will be for the three-year performance period ending September 30, 2009 with a maximum payout of $1,722 per unit.

Finally, Mr. Nicoletti will receive a severance agreement that will provide for a payment which, when added to any other payments subject to the limitations set forth in Section 280G of the Internal Revenue Code (“Code”), is no more than 1.99 times his “base amount” as such term is defined in the Code. The severance agreement will be payable following a “change in control” of the Company if Mr. Nicoletti is terminated for “cause” or resigns for “good reason” within two years following the change in control. The definitions of change in control, cause, and good reason are the same in the Company’s severance agreements with other executive officers.

As previously reported, William J. Cernugel announced his intention to retire as Senior Vice President and Chief Financial Officer of the Company in connection with the appointment of his successor. Mr. Cernugel’s retirement was effective on February 23, 2007.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALBERTO-CULVER COMPANY

By:	/s/ Paul W. Hoelscher
Name:	Paul W. Hoelscher
Title:	Vice President and Corporate Controller

Date: February 28, 2007

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